SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) August 21, 2003


                         GS Mortgage Securities Corp.
            (Exact name of registrant as specified in its charter)


            Delaware                   333-100818             13-6357101
 (State or other jurisdiction of       (Commission         (I.R.S. Employer
 incorporation or organization)       File Number)        Identification No.)


                                85 Broad Street
                              New York, NY 10004
              (Address of Principal Executive Offices) (Zip Code)

                                (212) 902-1000
                        Registrant's telephone number,
                              including area code

                                Not Applicable
         (Former name or former address, if changed since last report)


Item 5.  Other Events

         GS Mortgage Securities Corp. (the "Registrant" or the "Company") registered issuances of Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 333-100818) (the "Registration Statement"). The Securities and Exchange Commission declared this Registration Statement effective at 10:30AM on December 2, 2002. This Current Report on Form 8-K discloses the use of Collateral Term Sheets (as defined in the no-action letter issued by the staff of the Securities and Exchange Commission on March 9, 1995 to the Public Securities Association) furnished to the Company by Goldman, Sachs & Co. in respect of the Company's proposed offering of approximately $320,715,000 of Mortgage Pass-Through Certificates, Series 2003-9 (the "Certificates"). These Collateral Term Sheets are dated August 19, 2003 and August 21, 2003 and were first distributed to prospective investors on August 21, 2003.

         The Certificates will be offered pursuant to a Prospectus and related Prospectus Supplement (together, the "Prospectus"), which will be filed with the Commission pursuant to Rule 424 under the Act. The Certificates will be registered pursuant to the Act under the Registration Statement. This transaction is expected to close on August 29, 2003. The Company hereby incorporates the attached Collateral Term Sheets by reference in the Registration Statement.

         Any statement or information contained in the attached Collateral Term Sheets shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 7.  Financial Statements and Exhibits

         A description of the Exhibit filed herewith is attached hereto.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GS Mortgage Securities Corp.

                                            By: /s/ Samuel Ramos
                                               ---------------------------
                                                Name:  Samuel Ramos
                                                Title: Secretary

Dated:  August 25, 2003


                                 EXHIBIT INDEX


EXHIBIT NO.                  DESCRIPTION

    99                      Collateral Term Sheets as prepared by
                            Goldman, Sachs & Co. for an offering of
                            approximately $320,715,000 of Mortgage Pass-
                            Through Certificates, Series 2003-9 pursuant to the Registration Statement